DEBT PURCHASE AGREEMENT

THIS DEBT PURCHASE AGREEMENT (“Agreement”), dated as June 26, 2009, between BMB Munai, Inc., a Nevada corporation, (“BMB Munai”) and Simage Limited, a British Virgin Islands international business corporation (“Simage”). Both Simage and BMB Munai are referred to collectively as the “Parties”.

WHEREAS, Emir Oil, LLP, a Limited Liability Partnership organized under the laws of the Republic of Kazakhstan (“Emir”) and is in the business of exploration drilling for oil and gas in Kazakhstan. Simage has acquired the rights to collect certain account receivables owed by Emir to third-party creditors of Emir, as of the date of this Agreement in the sum of: $5,973,190, (“Obligations”), a complete list of the individual creditors and the amount of each account comprising the Obligations is attached hereto as Exhibit 1 and is incorporated herein by this reference;

WHEREAS, as a result of the Obligations and Emir’s other outstanding indebtedness, Emir is highly leveraged;

WHEREAS, the foregoing has continued to negatively impact Emir’s operations, including its ability to continue its business development plans;

WHEREAS, Emir has requested that Simage convert their respective Obligations into common stock (“Common Stock”), of BMB Munai as set forth herein;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements of the Parties hereinafter set forth, the Parties hereby agree as follows:

1. DEBT PURCHASE.

(a) Simage hereby agrees to assign to BMB Munai all right, title and interest in the Obligations (“Debt Assignment”) and BMB Munai agrees to issue 2,986,595 shares of common stock of BMB Munai at the price of USD 2.00 per share to Simage (“Assignment Shares”) as payment in full of the Debt Assignment. As a result of the Debt Assignment under this Agreement, BMB Munai shall hold the sole and exclusive right to collect the Obligations.

(b) BMB Munai shall cause a meeting of its board of directors (“Directors Meeting”) to be duly called and held as soon as reasonably practicable for the purposes of voting on the this Agreement and such other matters as may be mutually agreed upon by the Parties.

(c) BMB Munai shall comply with all legal requirements applicable to the Directors Meeting and take such other actions as may be necessary to effectuate this Agreement, including, but not limited to, listing the Assignment Shares with the NYSE Amex Equities and providing notices to, and responding to queries from, all applicable regulatory authorities and obtaining all necessary third party Consents.

(d) Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing (“Closing”) to be held at 10:00 a.m., Kazakhstani local time, on the fourth business day after the date on which the last of the conditions set forth in Section 4 below is fulfilled, at the offices of BMB Munai at 202 Dostyk Ave, 4th Floor, Almaty, Kazakhstan, or at such other time, date or place as the Parties may agree upon in writing. BMB Munai shall send to Simage at least two business days prior to the Closing a notice indicating the amount of interest accrued through the date of the Closing and the number of shares of Common Stock Simage will be issued upon the Closing. At the Closing, Simage shall deliver the documents necessary to demonstrate their exclusive ownership of the Obligations and for the assignment and transfer of all right, title and interest in the Obligations to BMB Munai and BMB Munai shall deliver to Simage certificates representing the Assignment Shares to which such Simage is entitled as a result of such Debt Assignment. In the event that as a result of the Debt Assignment, fractions of shares would be required to be issued, such fractional shares shall be rounded up or down to the nearest whole share. BMB Munai shall pay any documentary, stamp or similar issue or transfer tax due on such Assignment Shares, except that Simage shall pay any such tax due because the Assignment Shares are issued in a name other than Simage.

2. REPRESENTATIONS AND WARRANTIES OF BMB MUNAI. BMB Munai hereby represents and warrants to Simage as follows:

(a) As of the date hereof, BMB Munai has 500,000,000 shares of Common Stock authorized, of which 47,378,420 shares of Common Stock are issued and outstanding, and 20,000,000 shares of preferred stock authorized, of which no shares are issued and outstanding. As of the date hereof, BMB Munai has reserved for issuance 1,170,583 shares of Common Stock upon exercise of all outstanding options and warrants. All of the issued and outstanding shares of

BMB Munai's Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable. The Assignment Shares to be issued and delivered to Simage upon purchase of the Obligations have been duly authorized and when issued upon such purchase, will be validly issued, fully-paid and non-assessable. The issuance of the Assignment Shares will be exempt from registration under the Securities Act of 1933, as amended (“Securities Act”) pursuant to Regulation S and such Assignment Shares will be “restricted securities” as defined under Rule 144 promulgated under the Securities Act.

(b) BMB Munai has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by BMB Munai to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of BMB Munai, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which BMB Munai is a party.

(c) BMB Munai has delivered or made available to Simage prior to the execution of this Agreement, true and complete copies of all periodic reports, registration statements and proxy statements filed by it with the Commission since March 31, 2007. Each of such filings with the Commission (collectively, the “SEC Filings”), as of its filing date, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

(d) Since March 31, 2007 and except as disclosed in the SEC Filings, BMB Munai has conducted its business in compliance in all material respects with all applicable laws, rules, regulations, court or administrative orders and processes and rules, directives and orders of regulatory and self-regulatory agencies and bodies, except as would not reasonably be expected, singly, or in the aggregate, to be materially adverse to the business, assets or financial condition of BMB Munai.

3. REPRESENTATIONS AND WARRANTIES OF SIMAGE. Simage represents and warrants to BMB Munai as follows:

(a) Simage has full legal power to execute and deliver this Agreement and to perform its obligations hereunder and Simage is the sole and exclusive owner of the Obligations. All acts required to be taken by such Simage to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of such Simage enforceable in accordance with its terms.

(b) Simage has reviewed the filings of BMB Munai referred to in Section 2(c) above.

(c) Simage has been given an opportunity to ask questions and receive answers from the officers and directors of BMB Munai and to obtain additional information from BMB Munai.

(d) Simage has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in BMB Munai's securities and has obtained, in its judgment, sufficient information about BMB Munai to evaluate the merits and risks of an investment in BMB Munai.

(e) Simage is relying solely on the representations and warranties contained in Section 2 hereof and in certificates delivered hereunder in making their decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by BMB Munai or its officers, directors, employees or agents to such Simage.

(f) Simage represents as follows:

(i)  Simage is aware that the Securities being acquired by it pursuant to the provisions of this Agreement are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act.

(ii) Simage is not a “U.S. Person” (as defined in Rule 902(k) under the Securities Act) and is not acquiring the Securities for the account or benefit of any “U.S. Person.”

(iii) At the time this Agreement was executed, and at the time of any closing Simage was, or will be, outside the United States.

(iv) Simage has not and does not intend to engage in Directed Selling Efforts in connection with the Assignment Shares.

(v) Simage agrees to resell the Assignment Shares only in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an exemption from registration under the Securities Act.

(vi) Simage understands that pursuant to Regulation S:

(A) any offer or sale of the Assignment Shares, if made prior to the expiration of a six-month distribution compliance period may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a Distributor) and must be made pursuant to the following conditions:

(1) the purchaser of the Assignment Shares (other than a Distributor) certifies that it is not a U.S. Person and is not acquiring the Assignment Shares for the account or benefit of any U.S. Person or is a U.S. Person who purchased the Assignment Shares in a transaction that did not require registration under the Securities Act;

(2) the purchaser of the Assignment Shares agrees to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act;

(3) the certificate(s) representing the Assignment Shares contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to and available exemption from registration, and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act;

(4) BMB Munai and its transfer agent are required to refuse to register any transfer of the Assignment Shares not made in accordance with provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to and available exemption from registration; provided, however, that if the Assignment Shares are in bearer form or foreign law prevents BMB Munai or its transfer agent from refusing to register securities transfers, other reasonable procedures may be implemented to prevent any transfer of the Assignment Shares not made in accordance with the provisions of Regulation S; and

(B) Any Distributor selling Assignment Shares to a Distributor, a dealer (as defined in Section 2(a)(12) of the Securities Act) or person receiving a selling concession, fee or other remuneration, prior the expiration of a six month distribution compliance period, must send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a Distributor.

(vii) Simage understands that the Assignment Shares are being offered and sold to it in reliance on specific exemptions or exclusions from the registration requirements of United States federal and state securities laws and that BMB Munai is relying upon the truth and accuracy of the representations herein in order to determine the applicability of such exemptions or exclusions. All capitalized terms not otherwise defined in this paragraph 3(f) shall have the meanings set forth in Regulation S.

4. CONDITIONS.

(a) The obligations of BMB Munai to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i) The representations and warranties of Simage set forth in Section 3 hereof shall be true and correct on and as of the Closing date and a certificate certifying such shall be delivered.

(ii) All proceedings, corporate or otherwise, to be taken by Simage in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by BMB Munai or Simage shall have been obtained in form and substance reasonably satisfactory to BMB Munai.

(iii) The BMB Munai board of directors approval shall be obtained by the necessary affirmative vote as described above in Section 1.

(iv) Simage shall have delivered to BMB Munai, written evidence of its sole and exclusive ownership of each creditor claim comprising the Obligations and an opinion of legal counsel in Kazakhstan, satisfactory to Emir legal counsel that:

(A) Each creditor listed in Exhibit 1 has assigned all of its rights and interest to collect funds from Emir in the amount set forth in Exhibit 1 to TTK, LLP, and such assignments constitute valid and legally binding agreements between TTK, LLP and the respective creditors and are enforceable according to their terms against the respective creditors in Kazakhstan.

(B) TTK, LLP has assigned all of its rights and interest to collect funds from Emir in the amount set forth in Exhibit 1 to Simage Limited and such assignment constitutes a valid and legally binding agreement between TTK, LLP and Simage Limited and is enforceable according to its terms against TTK, LLP.

(C) Simage has the sole and exclusive right to collect funds owed under the assigned claims from Emir in the amount set forth in Exhibit 1 to Simage.

(D) This Agreement constitutes a valid and legally binding agreement of Simage and is enforceable in Kazakhstan against Simage according to its terms.

(E) Upon the issuance of the Common Stock to Simage, BMB Munai will be the sole and exclusive owner of all rights to collect the Obligations.

(b) The obligations of Simage to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i) The representations and warranties of BMB Munai set forth in Section 2 hereof shall be true and correct on and as of the Closing date and a certificate certifying such shall be delivered.

(ii) All proceedings, corporate or otherwise, to be taken by BMB Munai in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by BMB Munai or Simage shall have been obtained in form and substance reasonably satisfactory to Simage.

(iii) The BMB Munai board of directors approval shall be obtained by the necessary affirmative vote as described above in Section 1.

(iv) BMB Munai shall have caused the Assignment Shares to be approved for listing on the American Stock Exchange or any national securities exchange on which the Common Stock is then listed.

5. PRESS RELEASE; FILINGS. Promptly after execution of this Agreement, BMB Munai shall issue a press release announcing this Agreement. BMB Munai shall also file with the Securities and Exchange Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby. BMB Munai shall provide Simage with drafts of both the press release and Form 8-K and a reasonable opportunity to comment thereon. No party hereto shall make any public announcements in respect of this Agreement or the transactions contemplated herein inconsistent with the press release and Form 8-K without the prior approval of the other parties as to the form and content thereof, which approval will not be unreasonably withheld. Notwithstanding the foregoing, any disclosure may be made by a party which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued. The Parties may also make appropriate disclosure of the transactions contemplated by this Agreement to their officers, directors, agents and employees.

6. TERMINATION. This Agreement may be terminated no later than the Closing:

(a) At the option of any party in the event that the Closing has not occurred by August 31, 2009 and such delay was not as a result of any breach of this Agreement by the terminating party;

(b) By Simage if BMB Munai's Board of Directors failed to recommend or withdrew or modified in a manner adverse to Simage its approval or recommendation of this Agreement;

(c) At the option of any party if any other party has materially breached a term of this Agreement and has not cured such breach within 30 days; or

(d) At the option of any party if any competent regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, prohibiting or refusing to approve the transactions contemplated hereby, and such order shall have become final and non-appealable.

7. INDEMNIFICATION. Simage shall indemnify and defend at all times after the date of this Agreement against;

(a) any liability, loss, damages (including punitive damages), claim, settlement payment, cost and expense, interest, award, judgment, or other charge, other than any Litigation Expenses (as defined in subsection (b)), arising out of or in relation to this Agreement or arising out of or relating to any claim by any creditor of Emir that constitutes any part of the Obligations under this Agreement; and

(b) any court filing fee, court cost, arbitration fee or cost, witness fee, and each other fee and cost of investigating and defending or asserting any claim for indemnification under this Agreement, including, without limitation, in each case, attorney’s fees, other professionals’ fees, and disbursements (collectively, “Litigation Expenses”).

8. MISCELLANEOUS.

(a) Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c) This Agreement shall be governed by the laws of the State of Nevada, United States of America, without giving effect to its conflicts of laws provisions. The Parties agree to submit to the jurisdiction of any court of the States of  Nevada or  Utah, United  States of America,  for the purposes of all legal action and proceedings arising out of or relating to this Agreement. This Agreement may be translated from English to Russian, but the English version shall control. In the event of a dispute over the meaning of any term of this Agreement arising from a matter of language translation, the Parties agree to appoint a mediator acceptable to both Parties to negotiate a resolution of the dispute consistent with the intentions of the Parties set forth in this Agreement and any documents furnished by the Parties pursuant to the terms of this Agreement.

(d) All obligations of BMB Munai and rights of Simage expressed herein shall be in addition to and not in limitation of those provided by applicable law.

(e) This Agreement shall be binding upon BMB Munai, Simage and their respective successors and assigns, and shall inure to the benefit of BMB Munai, Simage and their respective successors and permitted assigns.

(f) The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other person or entity.

(g) All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

(h) This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect thereto.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

BMB MUNAI, INC.

By: /s/ Gamal Kulumbetov
Name: Gamal Kulumbetov
Title: Chief Executive Officer

Simage Limited

By: /s/ Asylbek Sarsenov
Name: Asylbek Sarsenov
Title: